AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

     This Amendment to the Investment Management Agreement, dated this 2nd day of August, 2000 (the "Amendment"), is made between Penn-America Insurance Company, a Pennsylvania corporation ("Client"), and Madison Monroe, Inc., a Pennsylvania corporation ("MMI").


                                    RECITALS

     WHEREAS, Client and MMI are parties to an Investment Management Agreement dated February 25, 1999 ("Agreement"), providing for the terms and conditions relative to MMI's accounting and investment of certain of Client's assets placed in a separate custodial account with PNC Bank, N.A., as custodian ("Custodian").

     WHEREAS, Client and MMI desire to amend the Agreement to reflect new effective dates, the addition of certain assets for management by MMI and an alternative fee schedule.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   AMENDMENTS

     I. The "Effective Date" of the Agreement is amended to be from February 25, 1999 through February 25, 2002;

     II.  Paragraph 15 of the Agreement is amended to read as follows:

          "15. Term of Agreement. The term of this Agreement shall commence on February 25, 1999 and shall terminate automatically, unless otherwise noted below, on February 25, 2002. Either party may terminate this Agreement at will before February 25, 2002, in accordance with the written notice of termination required by paragraph 8 hereof. If this Agreement is terminated by the Client, the Client shall, prior to the effective date of the termination, provide MMI with written instructions as to the liquidation or settlement of the Account, which instructions may, at Client's option, limit the discretion of MMI to enter into further transactions after the date such instructions are first received. MMI agrees to be bound by such instructions after receipt thereof."

     III. Paragraph I of Appendix B, entitled "Administrative Procedures", is amended to read as follows:

     " I. ACCOUNT ASSETS: Penn-America Insurance Company (hereinafter "Client") has deposited the following securities, cash and other assets with the Custodian identified below to be managed by Madison Monroe, Inc. (hereinafter "MMI") under the Agreement attached hereto (the "Agreement") and of which this Appendix is a part:

    U.S. Treasury Bills, representing approximately $10,000,000 as of August
                                    2, 2000;
      Preferred Stock, valued at approximately $17,713,688 as of August 2,
                2000, as set forth on the attached Exhibit `1'."

     IV. The first full paragraph of Appendix C, entitled "Investment Plan of Penn-America Insurance Company for Madison Monroe, Inc.", is hereby amended to read:

          "The Board of Directors of PENN-AMERICA INSURANCE COMPANY (the "Company") authorizes the Company's officers to engage the services of Madison Monroe, Inc. ("MMI") to manage a portion of the Company's investment portfolio. The portfolio consists of fixed income obligations, preferred securities and cash equivalents."

     All other provisions in Appendix C remain the same.

     IV. Exhibit "1", attached hereto, is attached as "Exhibit 1" to amended Appendix B.

     V. Appendix A, entitled "MMI Fee Schedule", is amended to read as follows:

                                   "APPENDIX A
                                MMI Fee Schedule

     The sum of $19,209.14, representing the Management Fee to which MMI is entitled for its services under the attached Agreement (and as calculated on the attached Schedule `1'), shall be paid by Client to MMI at an annual rate of 0.03296%, over 36 months, as set forth on the attached Schedule `2'.

     The monthly fees to which MMI is entitled shall be paid quarterly in arrears based upon the fee invoicing and payment schedule in paragraph 6."

     VI. Schedules 1 and 2, attached hereto, are attached as "Schedules 1 and 2" to amended Appendix A.

     VII. The name and address to which Client and/or the Custodian is to mail notice to MMI, as set forth at paragraph 16 of the Agreement, entitled "Notices", is hereby amended to read:

     "Madison Monroe, Inc. (Attn: Mr. Ted Ginsberg)
     1250 Germantown Pike (Suite 105)
     Plymouth Meeting, PA 19462".

     All other provisions in paragraph 16 remain the same.


                                  MISCELLANEOUS

     From and after the effective date of the amendments set forth above, all references to the Agreement, unless otherwise specifically provided, shall be references to the Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Agreement except as expressly set forth herein. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Pennsylvania.

     To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

MADISON MONROE INC.                    PENN-AMERICA INS. CO.


By: /s/ Ted C. Ginsberg                By: /s/ Garland P. Pezzuolo
   -----------------------------          -------------------------------

Title: President                       Title: Secretary & General Counsel
      --------------------------              ----------------------------


       Receipt of a copy of this Amendment acknowledged by the Custodian:


                                              PNC BANK, N.A.


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